Exhibit 10.2

Lock-Up Agreement

Dated as of [__________], 2025

Holder: [___________________]

This Lock-Up Agreement (this “Agreement”) is dated as of the date first set forth above (the “Effective Date”), and is entered into by and between OpenLocker Holdings, Inc., a Delaware corporation (the “Company”) and the person or entity as named above (the “Holder”). The Company and the Holder may be referred to herein collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company and JAKOTA Capital AG are the parties to that certain Stock Purchase Agreement, dated as of the Effective Date (the “SPA”), and the closing of the transactions as set forth in the SPA is occurring as of the Effective Date,

WHEREAS, the Holder is the holder of [_______________] shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) as of the Effective Date (the “Shares”) and acknowledges and agrees that the consummation of the transactions as set forth in the SPA is occurring as of the Effective Date will be a of a benefit to the Holder; and

WHEREAS, the execution and delivery of this Agreement by the Holder is required as a condition to the closing of the transactions as set forth in the SPA;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1. Representations and Warranties. The Holder hereby represents and warrants that the Holder has full power and authority to enter into this Agreement.

Section 2. Lock-Up. For a period from the date hereof until the 180 day anniversary of the Effective Date (the “Lock-Up Period”, provided, however, that the Company may determine to shorten the Lock-Up Period in its sole discretion), and subject to the provisions of Section 3, Holder will not, directly or indirectly:

(a)	offer for sale, sell, pledge or otherwise dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future (each, a “Transfer”) any of the Shares, including, without limitation, Shares that may be deemed to be beneficially owned by the Holder in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Shares;

(b)	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; or

(c)	publicly disclose the intention to do any of the foregoing.

Section 3. Leak-Out and Release of Shares.

(a)	Following the expiration of the Lock-Up Period, in each three month period following such expiration, the Holder may Transfer a number of Shares equal to 20% of the Shares held by Holder as of the Effective Date. Any Shares which are included within such 20% amount but which are not sold within one three month period shall not be carried over to any subsequent three month period. Any Shares which are not available to be sold pursuant to the provisions of this Section 3(a) shall remain subject to the Transfer restrictions as set forth in Section 2.

(b)	Notwithstanding anything herein to the contrary, Holder may, directly or indirectly, Transfer all, or any part, of any Shares to any person or entity (an “Assignee”) in a transaction which does not need to be reported on principal securities exchange or market on which the Common Stock is then traded, without complying with (or otherwise limited by) the restrictions set forth in this Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee shall duly execute and deliver a leak-out agreement in the form of this Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of Holder’s and Holder’s Affiliates (as defined below) and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Agreement and Assignee Agreements.

(c)	For purposes herein and “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

Section 4. Exclusions. The provisions of Section 2, and the limitations in Section 3(a), shall not apply to: (i) transfers of Shares as a bona fide gift; (ii) transfers of Shares to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the Holder or the immediate family of the Holder; (iii) transfers of Shares to any beneficiary of the Holder pursuant to a will, trust instrument or other testamentary document or applicable laws of descent; (iv) transfers of Shares to the Company by way of repurchase or redemption; (v) transfers of Shares to any Affiliate of the Holder; or (vi) transfers of Shares by the Holder pursuant to an underwritten secondary offering provided that, in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), or (v) or (vi) above, each donee, distributee or transferee shall sign and deliver to the Company, prior to such transfer, a lock-up agreement substantially in the form of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

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Section 5. Right to Decline Transfer. The Company and its transfer agent on its behalf are hereby authorized (a) to decline to register any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (b) to imprint on any certificate representing Shares a legend describing the restrictions contained herein. Holder hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to place stop-transfer restrictions on the stock register and other records relating to the Shares.

Section 6. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email. Subject to the foregoing, notice shall be sent as follows:

If to the Company:

OpenLocker Holdings, Inc.

Attn: [______________]

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

E-mail: [____________________]

If to Holder, to:

[____________________]

[____________________]

[____________________]

Email: [____________________]

Section 7. Attorneys’ Fees. In the event that either Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8. Amendments; No Waivers.

(a)	Other than as specifically set forth herein, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

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(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 9. No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 10. Expenses. Unless otherwise contemplated or stipulated by this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 11. Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, in each case whether by operation of the law or otherwise, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 12. Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided herein, no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-Party beneficiary of this Agreement.

Section 13. Governing Law; Etc.

(a)	This Agreement, and all matters based upon, arising out of or relating in any way to the transactions contemplated herein, including all disputes, claims or causes of action arising out of or relating to this Agreement and the transactions contemplated herein, as well as the interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles and as applied to contracts to be wholly performed within the State of Delaware.

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(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE STATE OF DELAWARE COURTS OR THE FEDERAL COURTS OF THE UNITED STATES WITH JURISDICTION IN DELAWARE AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 13(c).

Section 14. Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 15. Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

Section 16. Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Holder and the Company have caused this Agreement to be duly executed as of the Effective Date.

OpenLocker Holdings, Inc.

By:
Name:	Howard Gostfrand
Title:	Chief Executive Officer

[_____________________]

By:
Name:
Title:
(if applicable)

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